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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

    CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 15, 2001
(Date of earliest event reported)

US SEARCH.COM Inc.
(exact name of registrant as specified in its charter)

000-26149
Commission File Number

DELAWARE (State or other jurisdiction of incorporation or organization)	95-4504143 (I.R.S. Employer Identification No.)

5401 Beethoven Street Los Angeles, CA 90066
(Address of Principal executive offices, including zip code)

(310) 302-6300
(Registrant's telephone number, including area code)

ITEM 5. Other Events.

    On November 27, 2001, the Registrant announced a corporate development strategy for its enterprise risk mitigation services division. The Registrant announced that it intends to leverage its proprietary technology by acquiring select companies that offer risk management solutions and have an established base of large customers.

    Registrant's first step in its corporate development strategy is the acquisition of Professional Resources Screening, Inc. ("PRSI"), which was announced on October 15, 2001. Assuming the PRSI acquisition closes in the fourth quarter of 2001, Registrant expects fiscal year 2001 revenue will be in the range of $18.5 million and $19.5 million and Registrant expects fiscal year 2001 negative EBITDA will be in the range of ($9.0 million) and ($10.0 million).

    Projecting through fiscal year 2002, Registrant currently expects revenue will be in the range of $29.0 million to $35.0 million and EBIDTA will be in the range of $0.0 to $1.1 million, assuming PRSI is the Registrant's only acquisition. If the Registrant is successful in executing its announced corporate development strategy of acquiring select companies that offer risk management solutions, Registrant currently expects to reach revenue in fiscal year 2002 of up to approximately$50.0 million and EBITDA in the range of $0.0 to $3.3 million.

    These projections and statements involve risks and uncertainties. Readers are referred to other documents filed by the Registrant with the Securities and Exchange Commission, specifically those included in the Registrant's latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Registrant's actual future events or results may differ materially as a result of risks facing the Registrant or actual results differing from the assumptions underlying such statements.

ITEM 7. Financial Statements and Exhibits.

99.1
Press Release dated November 27, 2001

99.2
Press Release dated October 15, 2001

* * * * *

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

US SEARCH.com Inc.
Date: December 3, 2001	By:	/s/ BRENT N. COHEN Name: Brent N. Cohen Title: Chief Executive Officer

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FORM 8-K
ITEM 5. Other Events.
ITEM 7. Financial Statements and Exhibits.
SIGNATURES